Exhibit 10.1

SECURED DEMAND NOTE

$515,923.21	November 17, 2011

For value received, the undersigned ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION, a Nevada corporation, on behalf itself and its subsidiaries ("Maker"), promises to pay ON DEMAND to the order of Dickinson Wright PLLC, a Michigan professional limited liability company ("Payee") at 2600 W. Big Beaver Road, Suite 300, Troy, Michigan 48084-3312, or at such other place as the Payee may designate in writing, the principal sum of FIVE HUNDRED FIFTEEN THOUSAND NINE HUNDRED TWENTY-THREE AND 21/100 ($515,923.21) Dollars in lawful money of the United States, said sum to bear interest and be payable as follows:

Interest shall accrue at the rate of five percent (5%) per annum on the unpaid principal balance of this Note.   Maker will pay this sum on demand, but not later than June 1, 2012.  Upon repayment of the loan evidenced hereby, the Maker shall pay all accrued and unpaid interest.

Notwithstanding any provision of this Note or any other instrument or document, this Note is due and payable on demand, which may be made by the Payee at any time for any or no reason.  Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Payee, at its main office if no other address of the Payee is specified herein, by one of the following means:  (a) by hand,  (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested.  Notice shall be deemed given: (a) upon receipt if delivered by hand,  (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail.  “Delivery Day” means a day other than a Saturday, a Sunday, or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

Maker will make payments on this Note, from time to time, as excess cash flow permits after covering only ordinary operating expenses.  Maker will provide Payee with monthly cash flow statements within 10 business days of the end of each calendar month during the term of this Note.  This Note may be prepaid, in whole or in part, at any time by Maker without penalty or premium.  Any such prepayment(s) shall be applied first against accrued interest and thereafter against principal.

Maker hereby waives demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest, notice of acceleration or any other notice, except as otherwise provided herein.

This Note is secured by those assets listed in that Security Agreement between Maker and Holder of even date herewith and may not be subordinated without the prior written consent of Maker, which consent will not be unreasonably withheld.

Maker hereby acknowledges that the principal sum was obtained from invoices billed by Payee to Maker under Payee’s client numbers #29740 (Robertson Research Institute) and #40717 (Robertson Global Health Solutions Corp), and that the entire balance is an obligation of Maker and its wholly owned subsidiaries.

If this Note is not paid at maturity, whether by demand or otherwise, the Payee shall have all of the rights and remedies provided by any law or agreement.  Any requirement of reasonable notice shall be met if the Payee sends the notice to the Maker at least 10 days prior to the date of sale, disposition or other event giving rise to the required notice.  The Maker is liable to the Payee for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs.  These costs and expenses shall include, without limitation, any costs or expenses incurred by the Payee in any bankruptcy, reorganization, insolvency or other similar proceeding.

This Note is binding upon the successors and assigns of the Maker.  This Note and the enforceability, legality, validity and performance of the terms hereof shall be governed by, determined and construed in accordance with the laws of the State of Michigan and any court action arising from this Note shall be maintained only in a state or federal court sitting in the State of Michigan having proper jurisdiction.

Maker acknowledges that it was advised, and afforded the opportunity, to consult with independent counsel with regard to this Note and the related Security Agreement.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION on behalf of itself and its subsidiaries

By:	/s/ Joel C. Robertson
Title:	President

Date:	11/18/2011